For Immediate Release

Contact: Paul Colasono, CFO
Franklin Credit Management Corporation
(201) 604-4402
pcolasono@franklincredit.com

Gordon Jardin Joins Franklin Credit Management Team as

Chief Executive Officer

NEW YORK, April 26, 2006 -- Franklin Credit Management Corp. (Nasdaq National Market: FCMC), a specialty financial services company that acquires, manages and sells sub-prime residential mortgage assets, today announced that Alexander Gordon Jardin has joined the Company's management team as Chief Executive Officer. Mr. Jardin, who is a member of the Company's Board of Directors, brings to Franklin a wealth of executive experience within the financial service industries. He has served in executive management positions for reinsurance companies active in the life and health reinsurance industry and since 2004 has acted as a consultant assisting the development of start-up life and health reinsurance companies.

"We are extremely pleased to welcome Gordon Jardin as our new Chief Executive Officer," stated Thomas J. Axon, Chairman of Franklin Credit Management Corp. "I have known Gordon since 1991, and his extensive management experience in business development, underwriting, and strategic planning will allow him to lead us through a more aggressive growth strategy in the coming years.”

From 2000 through 2004, Mr. Jardin served as President and Chief Operating Officer of Generali USA Life Reassurance Company, and Senior Vice President, Reinsurance of Business Men’s Assurance Company, both of which were wholly-owned subsidiaries of Assicurazioni Generali S.p.A., a leading global insurer headquartered in Italy.

From 1993 to 2000 Mr. Jardin was President and CEO of Partner Re Life Insurance Company of the U.S. (previously known as Winterthur Life Re Insurance Company), the U.S. life reinsurance subsidiary of Partner Re, a leading provider of multi-line reinsurance on a global scale with principal offices in Bermuda, Greenwich, Zurich and Paris. The asset portfolio of Partner Re Life was dominated by Mortgage Backed Securities.

From 1986 to 1993, Mr. Jardin was Vice President and General Manager, Reinsurance for Sun Life Assurance Company of Canada. Mr. Jardin holds a

Bachelor of Science degree from McGill University in Montreal and is an actuary by profession.

About Franklin Credit Management Corp.

Franklin Credit Management Corporation ("FCMC", and together with its wholly-owned subsidiaries, the "Company") is a specialty consumer finance and asset management company primarily engaged in the acquisition, origination, servicing and resolution of performing, sub-performing and non-performing residential mortgage loans and residential real estate. The Company acquires these mortgages from a variety of mortgage bankers, banks, and other specialty finance companies. These loans are generally purchased in pools at discounts from their aggregate contractual balances, from sellers in the financial services industry. Real estate is acquired in foreclosure or otherwise and is also generally acquired at a discount relative to the appraised value of the asset. The Company conducts its business from its executive and operational headquarters in New York City and through its website http://www.franklincredit.com/. Its common stock is listed on the Nasdaq National Market under the symbol “FCMC”

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company.  These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of our relations with our principal lender and such lender’s willingness to extend additional credit to us; (iii) the availability for purchases of additional loans; (iv) the availability of sub-prime borrowers for the origination of additional loans; (vi) changes in the statutes or regulations applicable to our business or in the interpretation  and enforcement thereof by the relevant authorities; (vii) the status of our regulatory compliance; and (viii) other risks detailed from time to time in our SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions "Risk Factors", “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which the Company urges investors to consider.  The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities, and other applicable laws.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For further information, please contact:

Paul Colasono, CFO, Franklin Credit Management Corp.
(201) 604-4402
or via email at pcolasono@franklincredit.com